ebank.com, Inc. to Enter into Strategic Relationship with Talisman Technologies

             Internet bank to offer customers full access to online

                           accounts via ATM technology

ATLANTA, GA, January 26, 2000 -- ebank.com, Inc. (OTC:BB:EBDC), an online bank specializing in the small business market, announced today that it has agreed to enter into a strategic relationship with Talisman Technologies, Inc., a privately held international company that has developed an advanced browser-based technology to allow ATMs to be Internet-enabled. The relationship will give ebank.com a 15-year license to use Talisman's technology in the U.S. and a 9.9% ownership stake in Talisman. Talisman will receive a 15-year license to use ebank.com's trademarks, business plans, expertise, and marketing materials outside of the United States, and a 9.9% ownership interest in ebank.com. The parties anticipate that the transactions will be completed in the next 60 days, subject to the review and approval of ebank.com's primary regulator, the Office of Thrift Supervision.

Talisman's innovative technology will allow ebank.com to develop an Internet-enabled ATM network that links ebank.com customers to the ebank.com Web site (www.ebank.com). Customers will then be able to use ATMs as if they were logging onto the ebank.com site through their own personal computer. ebank.com will begin developing this ATM network in the third quarter of 2000 and expects that its initial Internet-enabled ATMs will be operational beginning in the fourth quarter of 2000. ebank.com also intends to begin issuing ebank.com "smart chip cards" in the third quarter of 2000. The cards will initially function as traditional credit and ATM cards and eventually will facilitate linking its ATM network via the Internet and the Talisman technology with the ebank.com Web site. All financial transactions will be conducted on a secure virtual private network.

"Our goal is to provide the most comprehensive customer service possible, and our new strategic relationship with Talisman will enable us to offer customers a

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premier  service  --  unlimited  access to their  accounts  through  ebank.com's advanced ATM network," said Rich Parlontieri, Chairman and CEO of ebank.com. "Not only will customers be able to fulfill their banking needs online 24 hours a day from the ebank.com Web site, but they will also be able to take advantage of its functionality through our ATM network, wherever they are."

Internet-enabled ATMs significantly expand on current ATM functionality, which is limited to checking balances, making deposits, and withdrawing funds, to facilitate a much broader array of banking transactions. The advanced ATMs will serve as an alternative delivery network for a wide variety of ebank.com's products and services, including deposits, withdrawals, fund transfers, bill payment, access to credit lines, and smart cards, and eventually other products and services such as event tickets, payroll, targeted advertising, stock quotes, news, and online shopping.

"We believe that Talisman's Internet ATM technology will greatly improve ATMs as a delivery channel thanks to the ability to customize their offerings," added Parlontieri. "Talisman's Internet ATM technology also permits the development of customized targeted marketing based on our profile of each individual customer. As a result, we will be able to program functionality for each ATM based on the demographics of the area in which the ATM is located."

"Our Internet-enabled ATMs should be especially useful to our small business customers. Talisman's technology will enable us to create an additional delivery system that will offer our customers the flexibility they need," said Parlontieri. "Just as ebank.com provides small businesses with unlimited access to their accounts and to their banking needs via the Web, Internet-enabled ATMs will also allow them to bank without the traditional constraints of brick-and-mortar institutions. The challenge of time - making it to the bank during Monday through Friday business hours or wasting time traveling to a distant branch - is particularly taxing on small businesses, which cannot employ large staffs," he


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continued.

Sutro & Co., Incorporated, which ebank.com has retained to provide investment banking services, has advised ebank.com in connection with the Talisman transaction.

About ebank.com, Inc.

Based in Atlanta, GA, ebank.com, Inc., a unitary thrift holding company, is tailored to serve the financial needs of small businesses through the Internet and planned ebank.com centers or partner banks in regional markets. Through its subsidiary thrift, ebank, the company provides a broad array of financial products and services to its small business and retail customers, including its signature eSweepsm service, checking accounts, money markets, CDs, ATM cards, home loans, commercial loans, credit cards, bill payment services, and human resource services. ebank.com's complete line of products and services should eventually include insurance products, equipment leasing, accounts receivable financing, "smart chip cards" via its ATM network, and other financial products and services designed to serve ebank.com's small business and retail customers. For more information, visit http://www.ebank.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to ebank.com's deployment of Talisman's technology and its plans for future business development activities, including its plans to create an ATM network and issue smart chip cards, and are thus prospective. These statements are based on many assumptions and estimates, many of which are beyond ebank.com's control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, identify such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not



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statements of historical  fact regarding the intent,  belief or  expectations of
ebank.com  and  its  management.   These  forward-looking   statements  are  not
guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks such as
(1)  ebank.com's   limited   operating   history;   (2)  whether  ebank.com  can
successfully create an ATM network and implement its new business strategies, including the deployment of smart chip cards; (3) whether the Talisman technology and the Internet-enabled ATMs will function as ebank.com anticipates; and (4) whether ebank.com can manage its projected growth.